Exhibit 99.1

Zion Oil & Gas Signs Drilling Agreement for Upcoming Megiddo-Jezreel Well

Dallas, Texas and Caesarea, Israel – October 6, 2016 – Zion Oil & Gas, Inc. (NASDAQ GM: ZN) (“Zion”) today announced the execution of a Drilling Agreement (“Agreement”) as the Operator with S.C. Daflog S.R.L. (“Daflog”) as the Contractor. Daflog is a related party entity of DAFORA S.A. (“DAFORA”). Daflog operates as an Israeli Branch (“Contractor”) in Israel for DAFORA. DAFORA is the largest drilling company in Romania and has drilled over 1,000 wells in Romania, Eastern Europe and East Africa. They are members of the International Association of Drilling Contractors. The Company will use DAFORA’s F-400 drilling rig, which has a 3,000 HP capacity drawworks capable of drilling to a depth of over 20,000 feet, which is more than adequate to provide sufficient horsepower and safety factor to drill the Company’s 15,000 foot Megiddo-Jezreel #1 well (“MJ#1”). The DAFORA F-400 rig is situated currently in Israel and had previously drilled a 15,600 foot well for Givot Olam in the Meged Oilfield.

The terms of the Agreement shall be for one well with up to two optional wells at the discretion of the Company under an Option Drilling Program. The Agreement represents a standard industry drilling agreement for drilling contractors and operators under “Good Oil Field Practice.” The rig mobilization is included in Rig Commissioning, which is $384,000 if rigged up on Givot Olam’s Meged 8 site prior to mobilization to MJ#1, or $319,000 if only rigged up on the MJ#1 drill site. The move between wells of the operator, if on the same location, would be $100,000. The Operating Daily Rate would be $23,340, or less if on standby or repairs or on Saturday.

On September 25, 2016, the Company received the fully executed agreement with the Israel Land Authority (“ILA”), the lessor of the land to Kibbutz Sde Eliyahu, to access and utilize the 3.18 acre drill site for oil exploration. The planned MJ#1 well is situated on the fields of Kibbutz Sde Eliyahu. Since the agreements with the kibbutz and the ILA have been executed, the Company has been reviewing comprehensive bid proposals from various contractors to begin drill site construction soon, which should take 45 to 60 days to complete.

The commencement of our drilling program is subject to the receipt of various government permits and raising additional capital, whether through Zion’s current public offering of its bonds or otherwise. There can be no assurance that we will be successful in obtaining the requisite permits or raising the capital needed to commence drilling.

The Company is dedicated to exploring for oil and gas onshore Israel. We are 100% focused on our Megiddo-Jezreel License, a large area south of the Sea of Galilee that includes the Jezreel and Megiddo valleys. This license gives Zion the exclusive right to explore in an area of approximately 99,000 acres that appears to possess the key geologic ingredients of an active petroleum system with significant onshore exploration potential. We intend to start drilling our deep exploratory well, the Megiddo-Jezreel #1, in the next several months.

FORWARD LOOKING STATEMENTS: Statements in this press release that are not historical fact, including statements relating to Zion’s entry into a drilling contract with Daflog and the terms, the public offering, and the results thereof are forward-looking statements as defined in the “Safe Harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic filings with the Securities and Exchange Commission, including the prospectus filed in connection with Zion's current public offering, and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Accordingly, Zion can give no assurance that the expectations reflected in these statements will prove to be correct. Zion assumes no responsibility to update these statements.

Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter will arrange to send you the prospectus if you request it by calling toll free 888-891-9466. Direct links to the SEC location, or to the documents in PDF, may be found on the home page of Zion Oil & Gas. Inc., at www.zionoil.com.

Contact:

Zion Oil & Gas, Inc.

12655 North Central Expressway, Suite 1000

Dallas, TX 75243

Mike Croswell:

Telephone: 888-891-9466

Email: invest@zionoil.com

www.zionoil.com